UNITED STATES

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CLASSOVER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	99-2827182
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 The Green, #18195 Dover, Delaware	19901
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-283454
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Class B common stock, par value $0.00001 per share	The Nasdaq Stock Market LLC

Warrants	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of Class  B common stock of Classover Holdings, Inc. (the “Company”) and warrants to purchase shares of Class B common stock of the Company. The description of the Class  B common stock and warrants contained under the heading “Description Pubco Securities” in the registration statement initially filed with the Securities and Exchange Commission on November 26, 2024, as amended from time to time (File No. 333-283454) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLASSOVER HOLDINGS, INC.
Date: April 4, 2025
	By:	/s/ Fanghan Sui
Fanghan Sui
Chief Executive Officer

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